Workiva Appoints Barbara Larson as EVP & Chief Financial Officer to Drive Operational Excellence
Former Workday CFO Joins Workiva During Pivotal Phase of Growth

NEW YORK - December 10, 2025 – Workiva Inc. (NYSE:WK), a leading, AI-powered platform for transparency, accountability, and trust, today announced the appointment of Barbara Larson as EVP & Chief Financial Officer, effective January 20, 2026.

Larson brings a proven track record and deep operational experience scaling high-growth public software companies. She has spent more than 20 years in financial leadership positions, most recently serving as CFO at SentinelOne. Prior to SentinelOne, Larson spent a decade in financial leadership roles at Workday, including CFO, where she led overall finance and accounting functions, internal audit, and investor relations, and also advised on business strategy and product development.

“Barbara is a seasoned financial leader with a proven track record, and we are thrilled to welcome her to the Workiva team. Her experience is especially relevant as we continue to focus on profitable growth,” said Julie Iskow, CEO, Workiva. “Barbara’s expertise will be a key asset in helping Workiva’s customers leverage AI for financial transformation, while building trust and transparency with stakeholders.”

As Workiva CFO, Larson will oversee Workiva’s financial strategy and operations as the company focuses on accelerating its global growth and expanding the adoption of its secure, audit-ready, AI-powered platform. Partnering closely with the executive leadership team, including newly named Chief Revenue Officer Michael Pinto, Larson will also play a key role in driving operational rigor across the organization to unlock new efficiencies.

“I am incredibly excited to join Workiva at this significant moment in its growth trajectory. The CFO community recognizes that the need for connected data to power transparency and trust has never been greater, and as a Workiva user, I believe their platform is uniquely positioned to address this massive global market opportunity,” said Larson, incoming CFO, Workiva. “I look forward to partnering with Julie and the leadership team to drive sustainable growth while delivering increasing value to our customers and shareholders.”

Prior to Workday and SentinelOne, Larson held senior financial roles at VMware, TIBCO Software, and Symantec. She also serves as a board member at Equifax and holds a Bachelor of Business Administration degree from the University of Arizona.

Update on Workiva CFO Transition
Workiva previously announced that Jill Klindt, Executive Vice President, Chief Financial Officer and Treasurer, will step down in 2025 following a transition period, and that her employment will end on December 26, 2025. On December 3, 2025, the Board appointed Julie Iskow as Interim Chief Financial Officer and Treasurer (“Interim CFO”), effective as of December 27, 2025. Ms. Iskow will serve as Interim CFO until January 20, 2026, and will remain the Company’s President, CEO and director through and after the interim period.

Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance," "target," "goal," "project," "continue to," "confident," or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Workiva
Workiva Inc. (NYSE: WK) powers transparency, accountability, and trust. Finance, accounting, sustainability, risk and audit teams from more than 6,500 organizations, including over 85% of Fortune 1,000 companies rely on Workiva for their mission-critical work. We transform how customers connect data, unify processes, and empower teams in a secure, audit-ready, AI-powered collaborative platform. Learn more at workiva.com.

Contacts
Media:
Bill Bode
Workiva Inc.
press@workiva.com

Investor:
Katie White
Workiva Inc.
investor@workiva.com